As filed with the Securities and Exchange Commission on June 2, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Inventiva S.A.
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of registrant’s name into English)
France (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
50 rue de Dijon
21121 Daix France
Tel: +33 3 80 44 75 00
(Address and telephone number of registrant’s principal executive offices)
Inventiva Inc.
c/o Altios International Inc.
450 7th Avenue, Suite 1501,
New York, New York 10123
+33 3 80 44 75 00
(Name, address and telephone number of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Divakar Gupta Richard Segal Sarah K. Sellers Courtney T. Thorne Cooley LLP 55 Hudson Yards New York, New York 10001 +1 212 479-6000	Arnaud Duhamel Gide Loyrette Nouel A.A.R.P.I. 15 rue de Laborde 75008 Paris France +33 1 40 75 60 00
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company   ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS
Ordinary Shares
American Depositary Shares representing Ordinary Shares
Warrants to Purchase Ordinary Shares or American Depositary Shares
We and/or any selling security holder may offer and sell from time to time the securities described in this prospectus, either individually or in any combination, in one or more offerings at prices and on terms that will be determined at the time of the offering.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. We and/or our selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. We and/or our selling security holders may sell the securities through public or private transactions directly to you, through agents, or through underwriters and dealers on or off the Nasdaq Global Market. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us or any selling security holder to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
ADSs representing our ordinary shares are listed on the Nasdaq Global Market under the symbol “IVA.” On June 1, 2026, the last reported sale price of the ADSs on the Nasdaq Global Market was $4.77 per ADS. Our ordinary shares are listed on Euronext Paris under the symbol “IVA.” On June 1, 2026, the closing price of our ordinary shares on Euronext Paris was €4.18 per ordinary share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. There is currently no market through which warrants may be sold and purchasers may not be able to resell warrants purchased under this prospectus. This may affect the pricing of any warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the warrants and the extent of issuer regulation. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” and under the caption “Risk Factors” in our most recent Annual Report on Form 20-F and any other reports or documents incorporated by reference in this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Owning our securities may subject you to tax consequences both in France and in the United States. This prospectus and any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of France, many of our officers and directors and experts named in this prospectus are residents of France or elsewhere outside of the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. See “Enforcement of Civil Liabilities.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June  2, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process available to us as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we and/or our selling security holders may offer ordinary shares, including ordinary shares represented by ADSs, and warrants to purchase ordinary shares or ADSs, either individually or in combination, in one or more offerings from time to time and on terms to be determined by market conditions at the time of offering. No limit exists on the aggregate number or amount of securities we and/or our selling security holders may sell pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer.
Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold. This prospectus provides you with a general description of the securities we and/or our selling security holders may offer. Each time we and/or our selling security holders offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
Each time we and/or our selling security holders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, nor any agent, underwriter or dealer take any responsibility for, or provide any assurance as to the reliability of, any other information others may give you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

ii

Unless otherwise indicated in this prospectus, “Inventiva,” “the company,” “our company,” “we,” “us” and “our” refer to Inventiva S.A. and its consolidated subsidiary.
In this prospectus, references to “euro” or “€” are to the legal currency of the countries of the European Union, including the Republic of France, and references to “dollars,” “U.S. dollars” or “$” are to the legal currency of the United States of America.

iii

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the Securities and Exchange Commission, or the SEC, including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
Company Overview
We are a clinical-stage biopharmaceutical company focused on the research and development of oral small molecule therapies for the treatment of metabolic dysfunction-associated steatohepatitis, or MASH. We are currently evaluating lanifibranor, a novel pan-PPAR agonist, in the NATiV3 pivotal Phase 3 clinical trial for the treatment of adult patients with MASH, a common and progressive chronic liver disease. In accordance with the announcement we made in February 2025, we decided to focus exclusively on the development of lanifibranor, to expand the lanifibranor program team to prepare for potential filings for marketing approval and, if approved, the subsequent commercialization of lanifibranor for patients with MASH, and to stop all pre-clinical research activities related to pre-clinical programs, including the termination of the YAP-TEAD and NR4A1 programs. As a result, research and development activities unrelated to lanifibranor have been discontinued since June 2025.
Corporate Information
We were founded in 2011 and incorporated as a public limited company (“société anonyme”), or S.A., in 2016. We are registered at the Dijon Trade and Companies Register (Registre du commerce et des sociétés) under the number 537 530 255. In January 2021, we incorporated our wholly-owned U.S. subsidiary, Inventiva Inc. in the state of New Jersey. Our ordinary shares are listed on Euronext Paris under the symbol “IVA” and the ADSs are listed on the Nasdaq Global Market under the symbol “IVA.”
Our principal executive offices are located at 50 rue de Dijon, 21121 Daix, France. Our telephone number at our principal executive offices is +33 3 80 44 75 00. Our agent for service of process in the United States is Inventiva Inc., whose registered office is at c/o Altios International Inc. 450 7th Avenue, Suite 1501, New York, New York 10123.
Our website address is www.inventivapharma.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this prospectus is not part of this prospectus.
Implications of Being a Foreign Private Issuer
We report under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the “short-swing” profit recovery provisions of Section 16 of the Exchange Act. Effective March 18, 2026, directors and officers (excluding principal shareholders) of foreign private issuers became subject to Section 16(a) of the Exchange Act, requiring reporting of equity ownership and transactions of our securities on Forms 3, 4 and 5, which eliminated the prior blanket exemption for such persons. However, pursuant to an order issued on March 5, 2026 by the SEC, directors and officers of certain foreign private issuers, including those subject to substantially comparable home jurisdiction reporting requirements, are exempt from Section 16(a) reporting. We qualify for this exemption, and therefore our directors and officers are not required to comply with Section 16(a) reporting obligations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.
The Securities We and/or Our Selling Security Holders May Offer
Under this prospectus, we and/or our selling security holders may offer ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in any combination, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we and/or our selling security holders may offer. Each time we and/or our selling security holders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•
designation or classification;

•
aggregate principal amount or aggregate offering price;

•
maturity, if applicable;

•
rates and times of payment of interest or dividends, if any;

•
redemption, conversion or sinking fund terms, if any;

•
voting or other rights, if any; and

•
conversion or exercise prices, if any.

The applicable prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
We and/or our selling security holders may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we and/or our selling security holders offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
•
the names of those agents or underwriters;

•
applicable fees and commissions to be paid to them;

•
details regarding over-allotment options, if any; and

•
the estimated net proceeds to us or our selling security holders.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus, including the matters addressed under the heading “Special Note Regarding Forward-Looking Statements,” you should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 20-F as updated by our subsequent filings, which are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each applicable prospectus supplement and the information incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.
All statements other than present and historical facts and conditions contained in this prospectus, the applicable prospectus supplement, and the information incorporated by reference herein and therein, including statements regarding our future results of operations and financial positions, business strategy, clinical pipeline, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” “would,” “will,” or the negative of these and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words.
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus,. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, each applicable prospectus supplement and the documents incorporated by reference herein and therein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.
These statements reflect our beliefs and opinions on the relevant subject, and are based upon information available to us as of the date of the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

OFFER AND LISTING DETAILS
We or selling security holders may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of our ordinary shares, ADSs representing our ordinary shares, and warrants to purchase our ordinary shares or ordinary shares represented by ADSs, either individually or in combination with other securities. The actual price per share or per security of the securities that we or selling security holders will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities we offer pursuant to this prospectus. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities we offer pursuant to this prospectus to fund the research and development of lanifibranor, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.
Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling security holders.

SELLING SECURITY HOLDERS
Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each of the selling security holders and the number of securities beneficially owned by such selling security holders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We and/or our selling security holders may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We and/or our selling security holders may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We and/or our selling security holders may distribute the securities from time to time in one or more transactions, in accordance with applicable law and regulations and existing shareholders delegations of authority, at:
•
a fixed price or prices, which may be changed from time to time;

•
market prices prevailing at the time of sale;

•
prices related to such prevailing market prices; or

•
negotiated prices.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:
•
block transactions and transactions on the Nasdaq Global Market or any other organized market where such securities may be traded;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
sales through an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, into an existing trading market, on an exchange or otherwise; or

•
sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Each time that we and/or our selling security holders sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
We and/or our selling security holders may directly solicit offers to purchase the securities being offered by this prospectus. We and/or our selling security holders may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.
If we and/or our selling security holders utilize a dealer in the sale of the securities being offered by this prospectus, we and/or our selling security holders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we and/or our selling security holders utilize an underwriter in the sale of the securities being offered by this prospectus, we and/or our selling security holders will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
We will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL
The following description summarizes our issued share capital, certain provisions of our bylaws and certain differences in corporate law in France and Delaware, USA. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our bylaws, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.
Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See the description under the caption “American Depositary Shares.”
General
As of the date of this prospectus, our outstanding share capital consisted of a total of 209,007,475 ordinary shares, with nominal value €0.01 per share. In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. Pursuant to our bylaws, however, a double voting right is attached to each registered share which is held in the name of the same shareholder for at least two years.
Under French law, our bylaws set forth only our issued and outstanding share capital as of the date of the bylaws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding founder’s share warrants and share warrants, as approved by our shareholders and granted by our board of directors.
Reconciliation of the Number of Ordinary Shares Outstanding through May 28, 2026
Ordinary shares outstanding at January 1, 2023	42,134,169
Issuance of ordinary shares (August 2023 transaction)	9,618,638
Vesting of bonus shares	363,000
Ordinary shares outstanding at December 31, 2023	52,115,807
Vesting employee equity (AGA 2021 and AGA 2021-BIS)	361,381
Issuance of ordinary shares (Structured Financing tranche 1)	34,600,507
Vesting employee equity (AGA 2023-2)	712,632
Issuance of ordinary shares (Structured Financing tranche 1bis)	7,872,064
Ordinary shares outstanding at December 31, 2024	95,662,391
Issuance of ordinary shares (Structured Financing tranche 2)	42,488,883
Issuance of ordinary shares (Structured Financing tranche 1)	1,000,000
Issuance of ordinary shares (Structured Financing tranche 1)	6,800,000
Issuance of ordinary shares (November 2025 transaction)	44,805,193
Structured Financing (Exercise of T1 and T1bis warrants)	321,031
Structured Financing (Exercise of T1 and T1bis warrants)	1,251,724
AGA 2024-1, AGA- 2024-2 and AGA 2024-3	907,756
Ordinary shares outstanding at December 31, 2025	193,236,978
Issuance of ordinary shares (Structured Financing tranche 2)	11,111,111
Issuance of ordinary shares (Structured Financing tranche 1)	2,059,386
Issuance of ordinary shares (Structured Financing tranche 1)	1,300,000
Ordinary shares outstanding at March 31, 2026	207,707,475
Issuance of ordinary shares (Exercise of T1 pre-funded warrants)	1,300,000
Ordinary shares outstanding at May 28, 2026	209,007,475

Shareholder Authorizations Regarding Share Capital
At a combined general meeting of shareholders held on December 11, 2024, our board of directors received the following authorizations from shareholders:
•
authorization to the Board of Directors to grant free shares to employees and/or certain corporate officers (total number of free shares granted may not exceed 15% of the share capital on the date of the grant decision by the Board of Directors, and the nominal amount may not exceed €450,000) — 38 months;

At a combined general meeting of shareholders held on May 22, 2025, our board of directors received the following authorizations from shareholders:
•
authorization granted to the Board of Directors to purchase, on one or more occasions and at the times it shall determine, a number of ordinary shares of the Company not to exceed 10% of the total number of shares comprising the share capital at any time;

•
authorization to the Board of Directors to reduce the share capital by cancellation of shares (up to a limit of 10% of the Company’s share capital per 24-month period) — 18 months;

•
delegation of authority to the Board of Directors to increase the share capital of the Company by issuance of ordinary shares or securities giving access to the share capital of the Company, immediately or in the future, with shareholders’ preemptive subscription rights maintained (maximum nominal amount of the share capital increases that may be performed, immediately or in the future, pursuant to this resolution shall not exceed EUR 1,000,000) — 26 months;

•
delegation of authority to the board of directors to increase the share capital of the Company by issuance of ordinary shares or securities giving access to the share capital of the Company, immediately or in the future, without shareholders’ preemptive subscription rights, by way of public offerings, excluding offers referred to in Article L.411-2 1° of the French Code monétaire et financier, for a maximum nominal amount of EUR 1,000,000) — 26 months;

•
delegation of authority to the board of directors to increase the share capital of the Company by issuance of ordinary shares or securities giving access to the share capital of the Company, immediately or in the future, without shareholders’ preemptive subscription rights, by way of public offerings referred to in Article L.411-2 1° of the French Code monétaire et financier for a maximum nominal amount of EUR 1,000,000) — 18 months;

•
delegation of authority to the board of directors to increase the share capital of the company by issuance of ordinary shares or securities giving access to the share capital of the Company, immediately or in the future, reserved for certain specific categories of beneficiaries, without shareholders’ preemptive subscription rights for a maximum nominal amount of EUR 1,000,000) — 18 months;

•
delegation of authority to the Board of Directors to increase the share capital of the company by issuance of ordinary shares or securities giving access to the share capital of the Company, immediately or in the future, in favor of one or more persons specifically designated by the Board of Directors, without shareholders’ preemptive subscription rights (the maximum nominal amount of the share capital increases that may be performed, immediately or in the future, pursuant to this resolution shall not exceed EUR 412,000 and up to the limit of 30% of the share capital per year) — 18 months;

•
delegation of authority to the Board of Directors to increase the share capital of the Company by issuance of ordinary shares or securities giving access to the share capital of the Company immediately or in the future by the company reserved for members of a company savings plan to be set up by the Company under the conditions provided for in Article L.3332-18 et seq. of the French Code du travail, without shareholders’ (the maximum nominal amount of the share capital increases that may be performed, immediately or in the future, pursuant to this resolution shall not exceed EUR 4,300) — 26 months.

At a combined general meeting of shareholders held on November 27, 2025, our board of directors received the following authorization from shareholders:

•
authorization to the board of directors to grant share subscription and/or share purchase options to corporate officers and employees of the Company or companies of the group, entailing the waiver by shareholders of their preferential rights to subscribe for shares issued following the exercise of stock options (total number of options granted may not give entitlement to subscribe to or acquire a total number of new or existing shares exceeding 15,000,000 ordinary shares, and the nominal amount may not exceed €450,000 or, where applicable, against the ceiling amount provided for by any resolution of a similar nature that may succeed it during the term of validity of this delegation) — 38 months.

History of Securities Issuances
Issuance of Shares
From January 1, 2023 through March 31, 2026, the following events have changed the number and classes of our issued and outstanding shares:
•
In August 2023, we issued and sold 9,618,638 ordinary shares in connection with a private placement at a subscription price of €3.18 per share;

•
In October 2024, we issued and sold 34,600,507 new ordinary shares as part of the tranche 1 of the structured equity financing of up to €348 million announced on October 14, 2024, or the Structured Financing, at a subscription price of €1.35 per share;

•
In December 2024, we issued and sold 7,872,064 new ordinary shares as part of the tranche 1 bis Structured Financing at a subscription price of €1.35 per share;

•
In April 2025, we issued 1,000,000 new ordinary shares upon exercise of pre-funded warrants that were issued as part of tranche 1 of the Structured Financing at a subscription price of €0.01 per share;

•
In May 2025, we issued and sold 42,488,883 new ordinary shares as part of the tranche 2 of the Structured Financing, to each of which one T3 BSA is attached, at a subscription price of €1.35 per unit;

•
In October 2025, we issued 6,800,000 new ordinary shares upon exercise of pre-funded warrants that were issued as part of tranche 1 of the Structured Financing at a subscription price of €0.01 per share;

•
In November 2025, we issued 44,805,193 new ordinary shares represented by ADSs as part of a registered underwritten offering at a public offering price of $3.850 per ADS.

•
In November 2025, we issued 321,031 new ordinary shares upon exercise of as part of the tranche 1 and the tranche 1 bis of the Structured Financing at a subscription price of €0.01 per share;

•
In December 2025, we issued 1,251,724 new ordinary shares upon exercise of as part of the tranche 1 of the Structured Financing at a subscription price of €0.01 per share;

•
In January 2026, we issued 11,111,111 new ordinary shares upon exercise of as part of the tranche 2 of the Structured Financing at a subscription price of €1.35 per share;

•
In January 2026, we issued 2,059,386 new ordinary shares upon exercise of as part of the tranche 1 bis of the Structured Financing at a subscription price of €0.01 per share; and

•
In February 2026, we issued 1,300,000 new ordinary shares upon exercise of as part of the tranche 1 of the Structured Financing at a subscription price of €0.01 per share.

Issuance of Warrants
EIB Warrants
In May 2022, we entered into a finance contract, or Finance Contract, with the European Investment Bank, or EIB, for up to €50 million. The Finance Contract provides for funding in the form of a loan in two equal tranches of €25 million, subject to conditions precedent, including the issuance of warrants, or EIB Warrants. In November 2022, we issued 2,266,023 warrants, or EIB Tranche A Warrants, as a condition to the financing of the first tranche, or Tranche A. The exercise price of the EIB Tranche A Warrants is €4.02 per warrant, if and when they may be exercised. The potential gross proceeds if all EIB Tranche A Warrants were exercised would amount to €9.1 million. In January 2024, we issued 3,144,654 warrants, or EIB Tranche B Warrants, to EIB, as a condition to the financing of the second tranche, or Tranche B. The exercise price of the EIB Tranche B Warrants is €3.95, if and when they may be exercised. The potential gross proceeds if all EIB Tranche B Warrants were exercised would amount to €12.4 million.
The EIB Warrants have a maturity of twelve years and are exercisable following the earliest to occur of (i) a change of control event, (ii) the maturity date of Tranche A, (iii) an event of default under the Finance Contract, or (iv) a repayment demand by the EIB under the Finance Contract. The EIB Warrants shall automatically be deemed null and void if they are not exercised within the twelve-year period.
On the date of their respective issuances, each EIB Warrant entitled EIB to one ordinary share in exchange for the exercise price (subject to anti-dilutive provisions). However, the exercise ratios of the EIB Warrants were adjusted following capital increases carried out in 2023 and 2024, and the Company and EIB have been in discussions regarding the exercise ratio that would currently be applied to the EIB Warrants.
Pre-Funded Warrants in Connection with the Structured Financing
In connection with the Structured Financing, certain investors purchased pre-funded warrants in lieu of ordinary shares. We therefore issued the following pre-funded warrants:
•
In October 2024, we issued 35,399,481 pre-funded warrants, or T1 BSAs, at a subscription price of €1.34 per T1 BSA. Each T1 BSA allows subscription to one ordinary share per T1 BSA at a subscription price of €0.01. In April 2025, 1,000,000 of T1 BSAs were exercised resulting in the issuance of 1,000,000 new ordinary shares and in October 2025, 6,800,000 T1 BSAs were exercised resulting in the issuance of 6,800,000 new ordinary shares. As of March 31, 2026, 23,486,228 T1 BSAs remain outstanding.

•
In December 2024, we issued 8,053,847 pre-funded warrants, or T1 bis BSAs, at a subscription price of €1.34 per T1 bis BSA. Each T1 bis BSA allows subscription to one ordinary share per T1 bis BSA at a subscription price of €0.01.

•
In May 2025, we issued 43,437,036 T2 BSAs, to each of which one T3 BSA is attached, at a subscription price of €1.34 per unit. Each T2 BSA allows subscription to one ordinary share per T2 BSA at a subscription price of €0.01.

Each T1 BSA, T1 bis BSA, and T2 BSA, together, the Pre-Funded Warrants, allows subscription to one ordinary share per Pre-Funded Warrant at a subscription price of €0.01. The Pre-Funded Warrants are exercisable for a period of 10 years from the date of their respective issuance.
T3 BSAs in connection with the Structured Financing
In connection with the Structured Financing, we issued 42,488,883 T2 New Shares, to each of which one T3 BSA is attached, at a subscription price of €1.35 per unit, and 43,437,036 T2 BSAs to each of which one T3 BSA is attached, at a subscription price of €1.34 per unit, in May 2025.
The exercise of one T3 BSA will give the right to initially subscribe to 0.9 ordinary share at a price of €1.50 per share issued upon the exercise of a T3 BSA (corresponding to an exercise price per BSA T3 equal to €1.35) and the T3 BSAs mature on July 30, 2027. The exercise of the T3 BSAs (the third tranche of the Structured Financing) is subject to the release of positive topline results from the Phase 3 NATiV3 trial by June 15, 2027. If all T3 BSAs are exercised, we may issue up to 77,333,319 additional shares.
Options and Free Shares
As of the date of this prospectus, we had outstanding stock options to purchase an aggregate of 22,114,866 of our ordinary shares and 7,364,465 outstanding free shares.
Key Provisions of Our Bylaws and French Law Affecting our Ordinary Shares
The description below reflects the terms of our bylaws and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full text of our bylaws and French law.

Corporate Purpose (Article 3 of the Bylaws)
Our corporate purpose in France and abroad includes the research and development, production, distribution and marketing, at different stages of development, with respect to all products, principally pharmaceutical, cosmetic and chemical products, including in the area of animal health. Our company is also engaged in the provision of study, advisory or commercial services and, more generally, any ancillary services, similar or connected to the activities described hereof, including the leasing of laboratories or offices. Our company may participate, by any means, directly or indirectly in any operations that may be related to its purpose through the creation of new companies, contribution, subscription or purchase of company securities or rights, merger or otherwise, creation, acquisition, leasing, management lease of any businesses or establishments.
More generally, we are authorized to engage in any financial, commercial, industrial, civil immovable or movable operations related directly or indirectly to the company’s purpose or any similar or related purpose which may facilitate its expansion or growth.
Directors (Articles 15 to 23 of the Bylaws)
Duties of the Board (Article 18 of the Bylaws).   Except for powers given to our shareholders by law and within the limit of the corporate purpose, our board of directors is responsible for all matters relating to the successful operations of our company and, through its resolutions, governs matters involving the company.
Appointment and Term (Article 15 and 16 of the Bylaws).   Our board of directors must be composed of at least three members, but may not exceed eighteen members, subject to the dispensation established by law in the event of merger. Directors are appointed, renewed or dismissed by the ordinary general meeting. The term of a director is three years, and directors may be re-elected at our annual ordinary share meetings; however, a director over the age of 70 may not be appointed if such appointment would result in the number of directors over the age of 70 constituting more than one-third of the board. An employee can only be appointed as a director if his or her employment contract corresponds to an actual job. The number of directors who are also our employees cannot exceed one-third of the board. Directors need not to be shareholders of our company and may be natural persons or legal entities except for the Chairman of the board who must be a natural person. Legal entities appointed to the board must designate a permanent representative. If a director dies or resigns between annual meetings, the board may appoint a temporary director to fill the vacancy, subject to ratification at the next ordinary general meeting, or, if such vacancy results in a number of directors below three, the board must call an ordinary general meeting to fill the vacancy.
Organization (Article 16 of the Bylaws).   The board must elect a Chairman from among the board members. The Chairman must be a natural person, age 65 or younger, and may be removed by the board at any time. The board may also elect a natural person as vice Chairman to preside in the Chairman’s absence and may designate up to two non-voting board observers.
Deliberations (Article 17 of the Bylaws).   At least half of the number of directors in office must be present to constitute a quorum. Decisions are made by a majority of the directors present or represented and, if there is a tie, the vote of the chair of the meeting will carry the decision. Meetings may be held as often as required; however, the Chairman is required to call a meeting with a determined agenda upon the request of at least one-third of the directors if the board has not met for more than two months. French law and our charter and bylaws allow directors to attend meetings in person or, to the extent permitted by applicable law and with specified exceptions in our bylaws, by videoconference or other telecommunications arrangements. At the initiative of the Chairman of the Board of Directors, the Board of Directors may also take its decisions by written consultation, including by electronic way.
Directors’ Voting Powers on Proposal, Arrangement or Contract in Which Any Director is Materially Interested (Article 22 of the Bylaws).   Under French law, any agreement entered into, directly or through an intermediary, between us and any director that is not entered into in the ordinary course of our business and upon standard market terms is subject to the prior authorization of the board of directors (it being specified that the interested director cannot vote on such decision). The same provision applies to agreements between us and another company, except where such company is one of our wholly owned subsidiaries, if one of our directors is the owner or a general partner, manager, director, general manager or member of the executive or supervisory board of the other company, as well as to agreements in which one of our directors has an indirect interest.
Directors’ Compensation (Article 20 of the Bylaws).   Directors’ compensation for their functions is determined at the annual ordinary general meeting. The board of directors may also grant special compensation for missions or offices conferred upon directors subject to the circumstances and conditions provided for by law.
Board of Directors’ Borrowing Powers (Article 18 of the Bylaws).   There are currently no limits imposed by our bylaws on the amounts of loans or borrowings that the board of directors may approve.
Non-voting director (Article 23 of the Bylaws).   The Board of Directors may appoint up to two advisors to the Board, on the recommendation of its Chairman. Non-voting directors are appointed for a term of three (3) years. They may be re-elected. They may be dismissed at any time by a decision of the Board of Directors. Non-voting directors are invited to attend Board meetings as observers and may be consulted by the Board, but their absence may not affect the validity of such discussions. They must be invited to attend each Board meeting. The Board of Directors may assign specific tasks to the non-voting directors. The Board of Directors may decide to set aside a portion of the fixed annual sum allocated by the General Meeting for the non-voting directors as compensation for the performance of their duties, and may authorize the reimbursement of expenses incurred by the censors in the interests of the Company.
Rights, Preferences and Restrictions Attaching to Ordinary Shares (Articles 11, 14, 29, 32 and 33 of the Bylaws)
Dividends.   We may only distribute dividends out of our distributable profits, plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.
“Distributable Profits” consist of our statutory net profit in each fiscal year, calculated in accordance with accounting standards applicable in France, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law.
Legal Reserve.   Pursuant to French law, we must allocate at least 5% of our statutory net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Funds must be allocated until the amount in the legal reserve is equal to 10% of the aggregate par value of our issued and outstanding share capital.
Approval of Dividends.   Pursuant to French law, our board of directors may propose a dividend for approval by the shareholders at the annual ordinary general meeting.
Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits to special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, dividends may not be distributed when our net assets are or would become as a result of such distribution lower than the amount of the share capital plus the amount of any reserve that the law or the bylaws do not allow to be distributed to shareholders.
Our board of directors may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim statement of financial position, established during such year and certified by an auditor, reflects that we have earned distributable profits since the close of the last financial year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by law or the bylaws, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined.
Distribution of Dividends.   Dividends are distributed to shareholders pro rata according to their respective holdings of shares. In the case of interim dividends, distributions are made to shareholders on the date set by our board of directors during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our board of directors in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.
Shareholders may be granted an option to receive dividends in cash or in shares, in accordance with legal conditions. The conditions for payment of dividends in cash shall be set at the shareholders’ meeting or, failing this, by the board of directors.
Timing of Payment.   Pursuant to French law, dividends must be paid within a maximum of nine months after the close of the relevant fiscal year, unless extended by court order. Dividends not claimed within five years after the payment date shall be deemed to expire and revert to the French state.
Voting Rights.   We will only have ordinary shares outstanding. Each share shall entitle its holder to vote and be represented in the shareholders’ meetings in accordance with the provisions of French law and of our bylaws. Ownership of one share implies, ipso jure, adherence to our bylaws and the decisions of the shareholders’ meeting.
In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. Pursuant to our bylaws, however, a double voting right is attached to each fully paid-up registered ordinary share which is held in the name of the same shareholder for at least two years. However, under French law, ordinary bearer shares represented by ADSs are not eligible for double voting rights. Purchasers of ADSs or ordinary shares, in the open market will be unlikely to meet the requirements to have double voting rights attach to any ordinary shares held by them. To our knowledge, double voting rights attach only to the following shares (as of March 31, 2026):
Shareholder	Shares with Double Votes
Frédéric Cren and family	5,441,675
Pierre Broqua	3,624,000
Sofinnova Crossover I SLP	2,211,250
Certain Employees	900,736
Other	281,232
Consultant	73,000
Total	12,531,893
Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and do not count for quorum purposes.
Rights to Share in Our Profit.   Each share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.
Rights to Share in the Surplus in the Event of Liquidation.   If we are liquidated, any assets remaining after payment of the debts, liquidation expenses and all of the remaining obligations will first be used to repay in full the par value of our shares. Any surplus will be distributed pro rata among shareholders in proportion to the number of shares respectively held by them, taking into account, where applicable, of the rights attached to shares of different classes.
Repurchase and Redemption of Shares.   Under French law, we may acquire our own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, Market Abuse Regulation (EU) No. 596/2014 of April 16, 2014, or MAR, provides for safe harbor exemptions when the acquisition is made for one of the following purposes:
•
to decrease our share capital, provided that such a decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at an extraordinary general meeting; in this case, the shares repurchased must be cancelled within one (1) month from the expiry of the purchase offer;

•
to meet obligations arising from debt securities that are exchangeable into equity instruments;

•
to provide shares for distribution to employees or managers under a profit-sharing, free share or share option plan; in this case the shares repurchased must be distributed within twelve (12) months from their repurchase failing which they must be cancelled; or

•
we benefit from a simple exemption when the acquisition is made under a liquidity contract complying with the General Regulations (règlement général) of, and market practices accepted by the French Financial Markets Authority, or the AMF.

All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 22-10-62 of the French Commercial Code, while not forbidden, must be pursued in strict compliance with market manipulation and insider dealing rules.
Under MAR and in accordance with the General Regulations (règlement général) of the AMF, or the General Regulations, a corporation shall report to the competent authority of the most relevant market in terms of liquidity, no later than by the end of the seventh (7th) daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form. The receiving competent authority shall, upon request, forward the information to the competent authorities of the trading venue on which the shares have been admitted to trading and are traded.
No such repurchase of ordinary shares may result in us holding, directly or through a person acting on our behalf, more than 10% of our issued share capital. Ordinary shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends or voting rights so long as we hold them directly or indirectly, and we may not exercise the pre-emptive rights attached to them.
Sinking Fund Provisions.   Our bylaws do not provide for any sinking fund provisions.
Liability to Further Capital Calls.   Shareholders are liable for corporate liabilities only up to the par value of the shares they hold; they are not liable to further capital calls.
Requirements for Holdings Exceeding certain percentages.   None, except as described below under the section of this prospectus titled “Form, holding and transfer of shares (Articles 10 and 13 of the bylaws) — ownership of ordinary shares and ADSs by non-French persons.”
Actions Necessary to Modify Shareholders’ Rights.   Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our bylaws. It may not, however, increase shareholder commitments without the prior approval of each shareholder.
Special Voting Rights of Warrant Holders.   Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including founder’s share warrants (bons de souscription de parts de créateur d’entreprise) and share warrants (bons de souscription d’actions), are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.
Rules for Admission to and Calling Annual Shareholders’ Meetings and Extraordinary Shareholders’ Meetings (Section IV of the Bylaws)
Access to, participation in and voting rights at shareholders’ meetings.   Shareholders’ meetings are composed of all shareholders, regardless of the number of shares they hold. Each shareholder has the right to attend the meetings and participate in the discussions (1) personally; (2) by granting proxy to any individual or legal entity of his choosing; (3) by sending a proxy to the company without indication of the mandate; (4) by voting by correspondence; or (5) at the option of the board of directors at the time the meeting is called, by videoconference or another means of telecommunication, including internet, in accordance with applicable laws that allow identification. The board of directors organizes, in accordance with legal and regulatory requirements, the participation and vote of these shareholders at the meeting, assuring, in particular, the effectiveness of the means of identification.
Participation in shareholders’ general meetings, in any form whatsoever, is subject to registration or registration of shares five (5) trading days prior to the date of the relevant general meeting under the conditions provided for in applicable laws.
The final date for returning voting ballots by correspondence is set by the board of directors and disclosed in the notice of meeting published in the French Journal of Mandatory Statutory Notices, or BALO (Bulletin des Annonces Légales Obligatoires). This date cannot be earlier than three days prior to the meeting.
A shareholder who has voted by correspondence will no longer be able to participate directly in the meeting or to be represented. In the case of returning the proxy form and the voting by correspondence form, the proxy form is taken into account, subject to the votes cast in the voting by correspondence form.
A shareholder may be represented at meetings by any individual or legal entity by means of a proxy form which we send to such shareholder either at the shareholder’s request or at our initiative. A shareholder’s request for a proxy form must be received at the registered office at least five days before the date of the meeting. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, and the other extraordinary, held on the same day or within a period of 15 days.
A shareholder may vote by correspondence by means of a voting form, which we send to such shareholder either at the shareholder’s request or at our initiative, or which we include in an appendix to a proxy voting form under the conditions provided for by current laws and requirements. A shareholder’s request for a voting form must be received at the registered office at least six days before the date of the meeting. The voting form is also available on our website at least 21 days before the date of the meeting. The voting form must be recorded by us three days prior to the shareholders’ meeting, in order to be taken into consideration. The voting by correspondence form addressed by a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda.
To better understand the voting rights of the ADSs, you should carefully read the section in this prospectus titled “Description of American Depositary Shares — Voting rights.”
Notice of Annual Shareholders’ Meetings.   Shareholders’ meetings are convened by our board of directors, or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances. Meetings are held at our registered offices or at any other location indicated in the meeting announcement (avis de réunion). A meeting announcement is published in the BALO at least 35 days prior to a meeting, as well as on our website at least 21 days prior to the meeting. In addition to the particulars relative to the company, it indicates, notably, the meeting’s agenda and the draft resolutions that will be presented. The requests for recording of issues or draft resolutions on the agenda must be addressed to the company under the conditions provided for in the current legislation.
Subject to special legal provisions, the convening notice (avis de convocation) is sent out at least 15 days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the BALO. Further, the holders of registered shares for at least a month at the time of the latest of the insertions of the convening notice shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. The latter may at any time expressly request by registered letter to the company with acknowledgment of receipt that the aforementioned means of telecommunication should be replaced in the future by a mailing. The Decree No. 2026-94 of 13 February 2026 on the modernization of communication methods with shareholders of certain commercial companies now allows notices of meeting and the prior documentation for general meetings of shareholders of companies listed on a regulated market to be sent electronically to shareholders whose shares are held in registered form. This new rule regarding the notice of meeting and the sending to registered shareholders of the information to be provided prior to the general meeting applies only to general meetings convened as from July 1st, 2026. However, for a period of two years from the date of entry into force of the decree, any shareholder already registered in the company’s books on that date may request, by postal mail with acknowledgement of receipt sent to the company no later than 90 days prior to the publication date of the meeting notice, that the prior communications relating to the general meeting be sent by postal mail. This request will apply to all subsequent meetings.
The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail. The convening notice may be addressed, where appropriate, with a proxy form and a voting by correspondence form, under the conditions specified in our bylaws, or with a voting by correspondence form alone, under the conditions specified in our bylaws. When the shareholders’ meeting cannot deliberate due to the lack of the required quorum, the second meeting must be called at least ten (10) days in advance in the same manner as used for the first notice.
Agenda and Conduct of Annual Shareholders’ Meetings.   The agenda of the shareholders’ meeting shall appear in the convening notice of the meeting and is set by the author of the notice. The shareholders’ meeting may only deliberate on the items on the agenda except for the removal of directors and the appointment of their successors which may be put to vote by any shareholder during any shareholders’ meeting. Pursuant to French law and our current share capital, one or more shareholders representing 5% of our share capital, acting in accordance with legal requirements and within applicable time limits, may request the inclusion of items or proposed resolutions on the agenda. Such request must be received at the latest on the 25th day preceding the date of the shareholders’ meeting, and in any event no later than the 20th day following the date of the shareholders’ meeting announcement.
Shareholders’ meetings shall be chaired by the Chairman of the board of directors or, in his or her absence, by a Deputy Chairman or by a director elected for this purpose. Failing that, the meeting itself shall elect a Chairman. Vote counting shall be performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.
Ordinary Shareholders’ Meeting.   Ordinary shareholders’ meetings are those meetings called to make any and all decisions that do not amend our bylaws. An ordinary meeting shall be convened at least once a year within six months of the end of each fiscal year in order to approve the annual accounts for the relevant fiscal year or, in case of postponement, within the period established by court order. Upon first notice, the meeting may validly deliberate only if the shareholders present or represented by proxy or voting by mail represent at least one-fifth of the shares entitled to vote. Upon second notice, no quorum is required. Decisions are made by a majority of the votes cast by the shareholders present, or represented by proxy, or voting by mail. The votes cast do not include those attached to shares for which the shareholder did not participate in the vote, abstained, voted blank or for which the vote is otherwise void. In addition, pursuant to an AMF recommendation dated 15 June 2015, French listed companies may be required to conduct a consultation of the ordinary shareholders meeting prior to the disposal of the majority of their assets, under certain circumstances.
Extraordinary shareholders’ meeting.   Our bylaws may only be amended by approval at an extraordinary shareholders’ meeting. Our bylaws may not, however, be amended to increase shareholder commitments without the approval of each shareholder. Subject to the legal provisions governing share capital increases from reserves, profits or share premiums, the resolutions of the extraordinary meeting shall be valid only if the shareholders present, represented by proxy or voting by mail represent at least one-fourth of all shares entitled to vote upon first notice, or one-fifth upon second notice. If the latter quorum is not reached, the second meeting may be postponed to a date no later than two months after the date for which it was initially called. Decisions are made by a two-thirds majority of the votes cast by the shareholders present, represented by proxy, or voting by mail. The votes cast do not include those attached to shares for which the shareholder did not participate in the vote, abstained, voted blank or for which the vote is otherwise void.
Provisions having the effect of delaying, deferring or preventing a change in control of our company
Provisions contained in our bylaws and French corporate law, could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our shareholders. These provisions include the following:

•
under French law, following a tender offer made to all shareholders and within the three months of the closing of the offer, the initiator who receive more than 90% of the share capital and voting rights of a public company listed on Euronext Paris or Euronext Growth, has the right to force out minority shareholders to transfer the remaining shares not initially tendered to him in return for compensation equal to the initial price of the offer and provided that the initiator has indicated in the initial offer its intention to implement the aforementioned squeeze-out procedure if appropriate;

•
under French law, a non-French resident must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of the ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our company’s share capital or voting rights or cross such 10% threshold; see “Limitations affecting shareholders of a French company”;

•
under French law, certain investments in a French company relating to certain strategic industries by individuals or entities are subject to prior authorization of the French Minister of Economy pursuant to Law No. 2019-486; see “Limitations affecting shareholders of a French company”;

•
under French law, certain investments in a French company relating to certain strategic industries by individuals or entities are subject to prior authorization of the French Minister of Economy pursuant to the decree No. 2019-1590; see “Limitations affecting shareholders of a French company”;

•
a merger (i.e., in a French law context, a share for share exchange following which our company would be dissolved into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require the approval of our board of directors as well as a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting (unless the merger will result in an increase of the shareholders’ commitments, in which case the approval of each shareholder is required);

•
a merger of our company into a company incorporated outside of the European Union would require 100% of our shareholders to approve it;

•
under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;

•
our shareholders have granted and may grant in the future our board of directors broad authorizations to increase our share capital or to issue additional ordinary shares or other securities, such as warrants, to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our shares;

•
our shareholders have preferential subscription rights on a pro rata basis on the issuance by us of any additional securities for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;

•
our board of directors has the right to appoint new directors to fill a vacancy created by the resignation or death of a director, subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our board of directors;

•
our board of directors can be convened by our Chairman or our Chief Executive Officer, if any, or, when no board meeting has been held for more than two (2) consecutive months, by directors representing at least one third of the total number of directors;

•
our board of directors meetings can only be regularly held if at least half of the directors attend either physically or by way of videoconference or teleconference enabling the directors’ identification and ensuring their effective participation in the board’s decisions;

•
our shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice;

•
approval of at least a majority of the votes cast by shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove directors with or without cause;

•
advance notice is required for nominations to the board of directors or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a director can be proposed at any shareholders’ meeting without notice;

•
our bylaws can be amended in accordance with applicable laws;

•
the crossing of certain thresholds has to be disclosed and can impose certain obligations; see “Declaration of crossing of ownership thresholds (Article 11 of the bylaws)”;

•
transfers of shares shall comply with applicable insider trading rules and regulations, and in particular with MAR; and

•
pursuant to French law, the sections of the bylaws relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by at least a two-third majority vote of our shareholders present, represented by a proxy or voting by mail at the meeting.

Declaration of Crossing of Ownership Thresholds (Article 11 of the Bylaws)
Set forth below is a summary of certain provisions of the French Commercial Code applicable to us. This summary is not intended to be a complete description of applicable rules under French law.
Any individual or legal entity referred to in Articles L. 233-7, L. 233-9 and L. 233-10 of the French Commercial Code coming to directly or indirectly own, or cease to own, alone or in concert, a number of shares representing a fraction of the company’s capital or voting rights greater or equal to 5%, 10%, 15%, 20%, 25%, 30%, 33.33%, 50%, 66.66%, 90% and 95% shall inform the company as well as the AMF of the total number of shares and voting rights and of securities giving access to the capital or voting rights that it owns immediately or over time within a period of four trading days from the crossing of the said holding thresholds.
This obligation applies when crossing each of the above-mentioned thresholds in a downward direction.
In case of failure to declare shares or voting rights exceeding the fraction that should have been declared, such shares shall be deprived of voting rights at General Meetings of Shareholders for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the French Commercial Code. Additional sanctions may apply in particular pursuant to Article L.621-15 of the French Monetary and Financial Code.
In addition, any shareholder crossing, alone or acting in concert, the 10%, 15%, 20% or 25% threshold shall file a declaration with the AMF pursuant to which it shall expose its intention over the following six months, including notably whether it intends to continue acquiring shares of the company, it intends to acquire control over the company, its intended strategy for the company.
Further, and subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 30% threshold shall file a mandatory public tender offer with the AMF. Also, any shareholder holding directly or indirectly a number between 30% and 50% of the capital or voting rights and who, in less than 12 consecutive months, increases his/her/its holding of capital or voting rights by at least 1% of a company’s capital or voting rights, shall file a mandatory public tender offer.
In addition to the thresholds provided for by applicable laws and regulations, any person who comes to hold or ceases to hold, acting alone or in concert within the meaning of Article L.233-10 of the French Commercial Code, directly or indirectly, a number of shares representing at least 2% of the share capital or voting rights, including beyond the reporting thresholds provided for by laws and regulations, must inform the company of the total number of shares and voting rights of the company that such person holds, by registered letter with return receipt requested sent to the company’s registered office within four trading days after crossing such threshold(s). Such person shall also indicate the number of securities giving access to the capital and the voting right potentially attached thereto, as well as any other information provided for by law.
The notification shall be repeated in the conditions stated above each time an additional fraction of 2% of the share capital or voting rights is crossed upward or downward.
In the event of failure to comply with the notification requirements described above, shares exceeding the fraction that should have been notified will be deprived of voting rights at shareholders’ meetings if, at such meetings, the notification failure has been recorded and if one or more shareholders jointly holding at least 5% of the share capital so request. Loss of voting rights shall be applicable in all shareholders’ meetings that would be held up until two years following proper notification.
Changes in Share Capital (Article 7 of the Bylaws)
Increases in share capital.   As the bylaws do not provide any specific stipulations, the share capital may be increased, decreased or amortized by any methods or means authorized by law. Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The shareholders may delegate to our board of directors either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital. If shareholders delegate authority to the board of directors at an extraordinary general meeting to decide a capital increase (délégation de compétence), the delegation determines the period (26 months maximum) during which the board of directors may decide to carry out the capital increase and the overall threshold of the capital increase. If shareholders delegate power to the board of directors at an extraordinary general meeting to carry out a capital increase (délégation de pouvoir) already decided by the extraordinary general meeting, the board of directors is granted the power to determine the terms and conditions of the capital increase within the limits set forth by the extraordinary general meeting.
Increases in our share capital may be effected by:
•
issuing additional shares;

•
increasing the par value of existing shares;

•
creating a new class of equity securities; and

•
exercising the rights attached to securities giving access to the share capital.

Increases in share capital by issuing additional securities may be effected through one or a combination of the following:
•
in consideration for cash;

•
in consideration for assets contributed in kind;

•
through an exchange offer;

•
by conversion of previously issued debt instruments;

•
by capitalization of profits, reserves or share premium; and

•
subject to certain conditions, by way of offset against debt incurred by us.

Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.
Reduction in Share Capital.   Pursuant to French law, any reduction in our share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The share capital may be reduced either by decreasing the par value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise.
Preferential Subscription Right.   According to French law, if we issue additional securities for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe pro rata based on the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights are transferable during the subscription period relating to a particular offering, such period starting two days prior to the opening of the subscription period and ending two days prior to the closing of the subscription period.
The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of our shareholders or individually by each shareholder. Our board of directors and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.
In the future, to the extent permitted under French law, we may seek shareholder approval to waive preferential subscription rights at an extraordinary general shareholders’ meeting in order to authorize the board of directors to issue additional shares and/or other securities convertible or exchangeable into shares.
Form, Holding and Transfer of Shares (Articles 10 and 13 of the Bylaws)
Form of shares.   The shares are held in registered form, until their full payment. When they are fully paid up, they may be in registered form or bearer, at the option of the shareholders.
Further, in accordance with applicable laws, we may request at any time from the central depository responsible for holding our shares, or directly to one or several intermediaries listed in Article L. 211-3 of the French Monetary and Financial Code, information regarding the owners of our ordinary shares in accordance with Article L. 228-2 of the French Commercial Code.
Holding of shares.   In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares issued are registered in individual accounts opened and maintained by us or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions. Each shareholder’s account shows the name of the relevant shareholder and number of shares held.
Ownership of ordinary shares and ADSs by non-French persons.   Neither French law nor our bylaws limit the right of non-residents of France or non-French persons to own or, where applicable, to vote our securities.
However, under French law, certain investments in any entity governed by a French law relating to certain strategic industries (such as research and development in biotechnologies and activities relating to public health) and activities by individuals or entities not French, not resident in France or controlled by entities not French or not resident in France are subject to prior authorization of the French Minister of Economy (See “Limitations Affecting Shareholders of a French Company.”) If an investment requiring the prior authorization of the French Minister of Economy is completed without such authorization having been granted, the French Minister of Economy might direct the relevant investor to nonetheless (i) submit a request for authorization, (ii) have the previous situation restored at its own expense or (iii) amend the investment. The relevant investor might also be found criminally liable and might be sanctioned with a fine which cannot exceed the greater of: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company and (iii) €5 million (for an entity) or €1 million (for an individual).
Moreover, (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of the ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold.
Any violation of one of these requirements may be criminally sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.
Assignment and transfer of shares.   Shares are freely negotiable, subject to applicable legal and regulatory provisions. French law notably provides for standstill obligations and prohibition of insider trading. They are registered in a share account and transferred by means of a transfer order from account to account. We must receive notice of any transfer for it to be validly registered in our accounts.
Differences in Corporate Law
We are a société anonyme, or S.A., incorporated under the laws of France. The laws applicable to French sociétés anonymes differ from laws applicable to U.S. corporations and their shareholders. The following discussion summarizes material differences between the provisions of the rights of holders of our ordinary shares and the rights of holders of the common shares of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of France and Delaware. For a more complete discussion, please refer to the Delaware General Corporation Law, French law (including the French Commercial Code) and our bylaws.
	France	Delaware
Number of Directors	Under French law, a société anonyme must have at least three (3) and may have up to eighteen (18) directors. The number of directors is fixed by or in the manner provided in the bylaws. The number of directors of each gender may not be less than 40%. When the board of directors comprises no more than eight members, the difference between the number of directors of each gender may not exceed two (2). Any appointment made in violation of this limit that is not remedied will be null and void.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Director Qualifications	Under French law, a corporation may prescribe qualifications for directors under its bylaws. In addition, under French law, members of a board of directors of a corporation may be legal entities, and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the board of directors.	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.
Removal of Directors	Under French law, directors may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote.	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.

	France	Delaware
Vacancies on the Board of Directors	Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three (3) directors remain in office. If the number of directors falls below three (3), the board of directors must immediately convene the shareholders in order to fill the vacant positions. If the number of directors falls below the minimum required by the bylaws but remains above three, the board of directors must make interim appointments to fill the vacancy within three (3) months of the date on which the vacancy occurs pending ratification by the shareholders by the next shareholders’ meeting.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by newly created directorships, may be filled by a majority of the remaining directors (even though less than a quorum).
Annual General Meeting	Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six (6) months after the close of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.
General Meetings	Under French law, general meetings of the shareholders may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of General Meetings	Under French law, a meeting announcement announcement (avis de réunion) is published in the Bulletin des Annonces Légales Obligatoires (BALO) at least thirty-five (35) days prior to a meeting and made available on the website of the company at least twenty-one (21) days prior to the meeting. Subject to limited exceptions provided by French law an additional convening notice is sent out at least fifteen (15) days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the BALO. Further,	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than sixty (60) days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

France	Delaware

shareholders holding registered shares for at least a month at the time of the notices shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his email address. When the shareholders’ meeting cannot deliberate due to lack of required quorum, the second meeting must be called at least 10 calendar days in advance in the same manner as used for the first notice.
The Decree No. 2026-94 of 13 February 2026 on the modernization of communication methods with shareholders of certain commercial companies now allows notices of meeting and the prior documentation for general meetings of shareholders of companies listed on a regulated market to be sent electronically to shareholders whose shares are held in registered form. This new rule regarding the notice of meeting and the sending to registered shareholders of the information to be provided prior to the general meeting applies only to general meetings convened as from July 1st, 2026. However, for a period of two (2) years from the date of entry into force of the decree, any shareholder already registered in the company’s books on that date may request, by postal mail with acknowledgement of receipt sent to the company no later than ninety (90) days prior to the publication date of the meeting notice, that the prior communications relating to the general meeting be sent by postal mail. This request will apply to all subsequent meetings.
The convening notice shall specify the name of the company, its acronym, legal form, share capital, registered office address, registration number with the French Trade and Companies Register

	France	Delaware
(Registre du commerce et des sociétés), the place, date, hour and agenda of the meeting and its nature (ordinary or extraordinary meeting). This notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail and, as the case may be, the e-mail address to which they may send written questions.
Proxy	Each shareholder has the right to attend the meetings and participate in the discussions (1) personally, or (2) by granting proxy to his/her spouse, his/her partner with whom he/she has entered into a civil union or to another shareholder or to any individual or legal entity of his choosing; or (3) by sending a proxy to the company without indication of the mandate, or (4) by voting by correspondence, or (5) by videoconference or another means of telecommunication in accordance with applicable laws that allow identification. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two (2) meetings, one ordinary, and the other extraordinary, held on the same day or within a period of fifteen (15) days.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
Shareholder action by written consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.	Under Delaware law, a corporation’s certificate of incorporation (1) may permit stockholders to act by written consent if such action is signed by all stockholders, (2) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (3) may prohibit actions by written consent.
Preemptive Rights	Under French law, in case of issuance of additional shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes cast by the shareholders present at the extraordinary general meeting	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock or to any security convertible into such stock.

	France	Delaware
deciding or authorizing the capital increase, voting in person or represented by proxy or voting by mail. In case such rights are not waived by the extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential rights. Preferential subscription rights may only be exercised during the subscription period. In accordance with French law, the exercise period shall not be less than five (5) trading days. Preferential subscription rights are transferable during a period equivalent to the subscription period but starting two (2) business days prior to the opening of the subscription period and ending two (2) business days prior to the closing of the subscription period.
Sources of Dividends
Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.
“Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.
“Distributable premium” refers to the contribution paid by the shareholders in addition to the nominal value of their shares for their subscription that the shareholders decide to make available for distribution.
Except in case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the bylaws.
Under Delaware law, dividends may be paid by a Delaware corporation either out of (1) surplus or (2) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.
Repurchase of Shares
Under French law, a private corporation may acquire its own shares under certain conditions, particularly condition of use. Such acquisition may be challenged on the ground of market abuse regulations. However, MAR provides for safe harbor exemptions when the acquisition is made for the following purposes:
Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

	France	Delaware

•
to decrease its share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction, in which case, the shares repurchased must be cancelled within one month from the expiry of the purchase offer;

•
with a view to distributing within one year of their repurchase the relevant shares to employees or managers under a profit-sharing, free share or share option plan; not to exceed 10% of the share capital, in which case the shares repurchased must be distributed within twelve (12) months from their repurchase failing which they must be cancelled; or

•
to meet obligations arising from debt securities, that are exchangeable into equity instruments.

A simple exemption is provided when the acquisition is made under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 22-10-62 of the French Commercial Code and in accordance with the General Regulations.
All other purposes, and especially share buy-backs for external growth operations by virtue of Article L. 22-10-62 of the French Commercial Code, while not forbidden, must be pursued in strict compliance with market manipulations and insider dealing rules.
Under MAR and in accordance with the General Regulations, a corporation shall report to the competent authority of the most relevant market in terms of liquidity, no later than by the end of the seventh (7th) daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.

Liability of Directors	Under French law, the bylaws may not include any provisions limiting the liability of directors.	Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

	France	Delaware

•
any breach of the director’s duty of loyalty to the corporation or its stockholders;

•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•
any transaction from which the director derives an improper personal benefit.

Voting Rights	French law provides that, double voting rights are automatically granted to ordinary shares being held of record for more than two years, unless the bylaws of the Company provide otherwise. Our bylaws do not provide otherwise.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.
Shareholder Vote on Certain Transactions
Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:
•
the approval of the board of directors; and

•
approval by a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting or, in the case of a merger with a non-EU company, approval of all shareholders of the corporation.

•
Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•
the approval of the board of directors; and

•
approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissenters’ Appraisal Rights	French law does not provide for any such right but provides that a merger is subject to either shareholders’ approval by a two-thirds majority vote, or unanimous decisions of the shareholders, as stated above.	Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting

	France	Delaware

stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:
•
shares of stock of the surviving corporation;

•
shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•
cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

•
any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors	French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty to act without self-interest, on a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social).	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.
Shareholder Suits	French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s interest for breaches committed in the performance of their duties, which would have been contrary to
Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:
•
state that the plaintiff was a stockholder at the time of the

	France	Delaware

the company’s interest. If so, any damages awarded by the court are paid to the corporation and legal fees relating to such action may be borne by the relevant shareholder or the group of shareholders.
The plaintiff must remain a shareholder through the duration of the legal action.
A shareholder may alternatively or cumulatively bring individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.
Legal action against directors, whether to compensate the company or a shareholder, is limited to three (3) years from the date of the harmful event or, if it was concealed, from the date of its disclosure. However, when the event is classified as a crime, the action is limited to ten years.

transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and
•
allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•
state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Amendment of Certificate of Incorporation
Unlike companies incorporated under Delaware law, the organizational documents of which comprise both a certificate of incorporation and bylaws, companies incorporated under French law only have bylaws as organizational documents.
As indicated in the paragraph below, only the extraordinary shareholders’ meeting is authorized to adopt or amend the bylaws under French law.

Under Delaware law, generally a corporation may amend its certificate of incorporation if:
•
its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability; and

•
the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

Amendment of Bylaws	Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the bylaws. The extraordinary shareholders’ meeting may authorize the board of directors to amend the bylaws to comply with mandatory legal provisions, subject to the ratification of such amendments by the next	Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal bylaws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

France	Delaware
extraordinary shareholders’ meeting. The board of directors is authorized to amend the bylaws as a result of a decision to relocate the company’s registered office in France, subject to ratification by the next ordinary shareholders’ meeting.
Listing
The ADSs are listed on the Nasdaq Global Market under the symbol “IVA.” Our ordinary shares are listed on Euronext Paris under the symbol “IVA.”
Transfer Agent and Registrar and Depositary
The Bank of New York Mellon, as depositary, registers and delivers American Depositary Shares, or ADSs. Each ADS represents one ordinary share (or a right to receive one ordinary share) deposited with Société Générale Securities Services, as custodian for the depositary in France. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY
Ownership of ADSs or Shares by Non-French Residents
Neither the French Commercial Code nor our bylaws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares.
However, any investment:
(i) by (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities;
(ii) that will result in the relevant investor (a) acquiring control of an entity or branch registered in France, (b) acquiring all or part of a business line of an entity registered in France, (c) for non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in an entity registered in France; or (d) for non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 10% threshold of voting rights in an entity registered in France whose shares are admitted to trading on a French-, EU- or EEA-regulated market; and
(iii) developing activities in certain strategic industries related to (a) activity likely to prejudice national defense interests, participating in the exercise of official authority or are likely to prejudice public policy and public security (including weapons, double-use items, IT systems, cryptology, date capturing devices, gambling, toxic agents or storage of data), (b) activities relating to essential infrastructure, goods or services (including energy, water, transportation, space, telecom, public health, agri-food products, media, and critical raw materials), and (c) research and development activity related to critical technologies (including cybersecurity, artificial intelligence, robotics, additive manufacturing, semiconductors, quantum technologies, energy storage, biotechnologies, low carbon energy or photonics) or dual-use items, is subject to the prior authorization of the French Ministry of Economy, which authorization may be conditioned on certain undertakings.
A fast-track procedure shall apply for any non-European investor exceeding this 10% threshold who will have to notify the Minister of Economy who will then have 10 days to decide whether or not the transaction should be subject to further examination.
If an investment requiring the prior authorization of the French Minister of Economy is completed without such authorization having been granted, the relevant investment shall be deemed null and void and the French Minister of Economy further might direct the relevant investor to nonetheless (i) submit a request for authorization, (ii) have the previous situation restored at its own expense or (iii) amend the investment. The relevant investor further may be found criminally liable and may be sanctioned with a fine not to exceed the greater of the following amounts: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company or (iii) €5 million (for a company) or €1 million (for a natural person).
Further, (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty (20) working days following the settlement date of certain direct foreign investments in us, including any purchase of the ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our Company’s share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.
Foreign Exchange Controls
Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.
Availability of Preferential Subscription Rights
In accordance with French law, our shareholders have preferential subscription rights to subscribe for new shares or other securities giving rights to acquire additional shares on a pro rata basis, as described under the section of this prospectus titled “Description of Share Capital and Bylaws — Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares — Changes in Share Capital — Preferential Subscription Rights.” Holders of our securities in the United States (which may be in the form of shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the United States will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares and holders of ADSs in the United States of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.
For holders of our ordinary shares represented by ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares — Dividends and Distributions” explains in detail the depositary’s responsibility in connection with a rights offering.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
The Bank of New York Mellon acts as the depositary with respect to the American Depositary Shares. The Bank of New York Mellon’s depositary offices are located at 240 Greenwich Street, New York, New York 10286. American Depositary Shares are frequently referred to as ADSs and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Société Générale Securities Services.
You may hold ADSs either (1) directly (a) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by having uncertificated ADSs registered in your name in the Direct Registration System, or DRS, or (2) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in the Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by statements sent by the depositary to the registered holders of uncertificated ADSs.
As an ADS holder, you will not be treated as one of our shareholders and you will not have shareholder rights. French law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly and indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs. In the event of any discrepancy between the ADRs and the deposit agreement, the deposit agreement governs. A copy of the deposit agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see the section of this prospectus titled “Where You Can Find More Information.” Unless otherwise indicated or the context otherwise requires, references to “you” in this section refer to purchasers of ADSs in offerings hereunder.
Dividends and Other Distributions
How will you receive dividends and other distributions on the ordinary shares?
The depositary has agreed to pay or distribute to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.
Cash.   We do not expect to declare or pay any cash dividends or cash distributions on our ordinary shares for the foreseeable future. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes or other governmental charges, together with fees and expenses of the depositary that must be paid, will be deducted. See the section of our most recent Annual Report on Form 20-F titles “Taxation”. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.
Ordinary Shares.   The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fractional ADS, or ADSs representing those ordinary shares, and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares, or ADSs representing those shares, sufficient to pay its fees and expenses in connection with that distribution.
Rights to Purchase Additional Ordinary Shares.   If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (1) exercise those rights on behalf of ADS holders, (2) distribute those rights to ADS holders or (3) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse unexercised. In that case, you will receive no value for them.
The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary makes rights available to you, it will exercise the rights and purchase the ordinary shares on your behalf and in accordance with your instructions. The depositary will then deposit the ordinary shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay and comply with other applicable instructions. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other Distributions.   The depositary will send to you anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt another method. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. In addition, the depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Neither we nor the depositary are responsible for any failure to determine that it may be lawful or feasible to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or governmental charges payable in connection with such surrender or withdrawal, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person designated by you at the office of the custodian or through a book-entry delivery. Alternatively, at your request, risk and expense, the depositary will, if feasible, deliver the amount of deposited securities represented by the surrendered ADSs for delivery at the depositary’s office or to another address you may specify. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How can ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADRs to the depositary for the purpose of exchanging your ADRs for uncertificated ADSs. The depositary will cancel the ADRs and will send you a statement confirming that you are the owner of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting rights
How do you vote?
You may instruct the depositary to vote the number of whole deposited ordinary shares your ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of shareholders’ meetings or other solicitations of consents and arrange to deliver our voting materials to you. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.
The depositary will endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited ordinary shares represented by those ADSs in accordance with the instructions set forth in your request. The depositary will only vote, or attempt to vote, according to the instruction given by you and received by the depositary. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If (i) we asked the depositary to solicit your instructions at least 30 days before the meeting date, (ii) the depositary does not receive voting instructions from you by the specified date and (iii) we confirm to the depositary that:
•
we wish to receive a proxy to vote uninstructed shares;

•
we reasonably do not know of any substantial shareholder opposition to a particular question; and

•
the particular question is not materially adverse to the interests of shareholders,

the depositary will consider you to have authorized and directed it to give, and it will give, a proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to that question in the manner recommended by our Board of Directors.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if the ordinary shares represented by your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date except where under French law the notice period for such meeting is less than 30 days. If we request that the depositary act less than 30 days in advance of a meeting date, the depositary shall use commercially reasonable efforts to distribute the information and otherwise comply with the voting provisions described above.

Except as described above, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the shareholder meeting enough in advance to withdraw the ordinary shares.
As a holder of ADSs, you will not be able to exercise the double voting rights that are available under our Bylaws to certain registered holders of our ordinary shares.
Fees and Expenses
What fees and expenses will you be responsible for paying?
Pursuant to the terms of the deposit agreement, the holders of ADSs will be required to pay the following fees:
Persons depositing or withdrawing ordinary shares or ADSs must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issue of ADSs, including issues resulting from a distribution of ordinary shares or rights
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$0.05 (or less) per ADS	Any cash distribution to you
A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the shares had been deposited for issue of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you
$0.05 (or less) per ADS per calendar year	depositary services
Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions as expressly provided in the deposit agreement
Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, share transfer taxes, stamp duty or withholding taxes	As necessary
Any charges payable by the depositary, custodian or their agents in connection with the servicing of deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide for-fee services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are affiliates of the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert foreign currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as an agent, fiduciary or broker on behalf of any other person and earns revenue, including, without limitation, fees and spreads that it will retain for its own account. The spread is the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives in an offsetting foreign currency trade. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined, subject to its obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs registered in your name to reflect the sale and pay you any net proceeds, or send you any property, remaining after it has paid the taxes. Your obligation to pay taxes and indemnify us and the depository against any tax claims will survive the transfer or surrender of your ADSs, the withdrawal of the deposited ordinary shares as well as the termination of the deposit agreement.
Reclassifications, Recapitalizations and Mergers
If we:	Then:
Change the nominal value of our ordinary shares	The cash, ordinary shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you	The depositary may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities. The depositary may also sell the new deposited securities and distribute the net proceeds if we are unable to assure the depositary that the distribution (a) does not require registration under the Securities Act or (b) is exempt from registration under the Securities Act.
Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	Any replacement securities received by the depositary shall be treated as newly deposited securities and either the existing ADSs or, if necessary, replacement ADSs distributed by the depositary will represent the replacement securities. The depositary may also sell the replacement securities and distribute the net proceeds if the replacement securities may not be lawfully distributed to all ADS holders.

Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges, registration fees, facsimile costs, delivery costs or other such expenses, or that would otherwise prejudice a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary within 60 days. In such case, the depositary must notify you at least 90 days before termination. In addition, the depositary may initiate termination of the deposit agreement if (1) we delist our shares from an exchange on which they were listed and do not list the shares on another exchange; (2) we appear to be insolvent or enter insolvency proceedings; (3) all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities; (4) there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or (5) there has been a replacement of deposited securities.
After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect dividends and other distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADS holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary to ADS holders. We and the depositary:
•
are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•
are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•
are not liable if either of us exercises, or fails to exercise, discretion permitted under the deposit agreement;

•
are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•
are not liable for any tax consequences to any holders of ADSs on account of their ownership of ADSs;

•
have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•
are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•
may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances. Additionally, we, the depositary and each owner and holder waives the right to a jury trial in an action against us or the depositary arising out of or relating to the deposit agreement.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:
•
payment of any tax or other governmental charges and any stock transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•
satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•
compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Ordinary Shares Underlying Your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:
•
when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

•
when you owe money to pay fees, taxes and similar charges; and

•
when it is necessary to prohibit withdrawals in order to comply with any U.S. or foreign laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal is not limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs and such ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder Communications; Inspection of Register of Holders of ADSs; ADS Holder Information
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Each holder of ADSs will be required to provide certain information, including proof of taxpayer status, residence and beneficial ownership (as applicable), from time to time and in a timely manner as we, the depositary or the custodian may deem necessary or proper to fulfill obligations under applicable law.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.
You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS
Warrants (bons de souscription d’actions) may be offered separately or together with ordinary shares or ADSs. Each series of warrants will be issued under any separate warrant agreement to be entered into between us and one or more purchasers of such warrants. The applicable prospectus supplement will include details of the warrant agreements and terms and conditions covering the warrants being offered.
The particular terms of each issue or series of warrants will be described in the related prospectus supplement. If warrants for the purchase of ordinary shares or ADSs are offered, the description will include, where applicable:
•
the designation and aggregate number of warrants offered;

•
the price at which the warrants will be offered;

•
the currency or currency unit in which the warrants are denominated;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
the number of ordinary shares or ADSs that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of ordinary shares or ADSs may be purchased upon exercise of each warrant;

•
the date or dates, if any, on or after which the warrants and the related ordinary shares or ADSs will be transferable separately;

•
the minimum or maximum amount, if any, of warrants that may be exercised at any one time;

•
whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

•
any other terms, conditions and rights (or limitations on such rights) of the warrants.

We reserve the right to set forth in a prospectus supplement or applicable free writing prospectus specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms and conditions of the warrants described in a prospectus supplement or applicable free writing prospectus differ from any of the terms described in this prospectus, the description of such terms and conditions set forth in this prospectus shall be deemed to have been superseded or supplemented by the description of such differing terms and conditions set forth in such prospectus supplement or applicable free writing prospectus with respect to such warrants.

TAXATION
The material French and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares, including ordinary shares represented by the ADSs, and certain other matters governed by French law will be passed on for us by Gide Loyrette Nouel A.A.R.P.I. Unless otherwise indicated in any prospectus supplement, Cooley LLP, New York, New York, will be representing us in regards to certain matters governed by U.S. federal law in connection with any offering. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Inventiva S.A. and subsidiary as of and for the years ended December 31, 2025, 2024 and 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG S.A., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The offices of KPMG S.A. are located at Tour Eqho, 2 avenue Gambetta, CS 60055, 92066 Paris la Défense Cedex.
The audit report covering the December 31, 2025 consolidated financial statements of Inventiva S.A. and subsidiary contains an explanatory paragraph that states that as discussed in Note 3.18 to the consolidated financial statements, the Company has incurred operating losses and negative cash flows from operations since inception and given its current cost structure and its projected expenditure commitments, the Company estimates that it would be able to finance its operations until the middle of the first quarter of 2027. Accordingly, the Company’s current cash and cash equivalents are not expected to be sufficient to cover its operating needs for at least the next twelve months. These matters raise substantial doubt about the ability of the Company to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3.18. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are a corporation organized under the laws of France. Half of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States; however, it may be difficult for investors:
•
to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•
to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•
to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

•
to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the requirements under the French rules of international private law concerning the recognition and the enforcement of foreign judgments (exequatur) and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the substantive matters thereby adjudicated, only if (1) the United States federal or state court has jurisdiction and the dispute is clearly connected to the territory of the court which rendered the judgement, (2) the judgment is not tainted by fraud, (3) the judgment complies with French substantive and procedural rules of international public policy (ordre public international), including principles of due process (principe du contradictoire) and notably the right to a fair trial, and (4) the judgment is not irreconcilable with an earlier judgment rendered or recognized by a French court in the same or related matter. The French court may require all relevant supporting documents to be translated into the French language by a “sworn translator” (traducteur assermenté) as a condition to their admissibility into evidence or for purposes of enforcement. The decision granting exequatur is subject to appeal, with the appeal court decision also being rendered on the basis of the above-mentioned criteria.
In addition, the discovery process under actions filed in the United States could be adversely affected under certain circumstances by French law No. 68-678 of July 26, 1968, as modified by French law No. 80-538 of July 16, 1980, Decree No. 2022-707 of February 18, 2022 and Order of March 7, 2022 (relating to the communication of documents and information of an economic, commercial, industrial, financial or technical nature to foreign authorities) and by French law No. 2018-670 of July 30, 2018 (relating to the protection of trade secrets, as amended from time to time), which could prohibit or restrict obtaining evidence in France or from French persons in connection with a judicial or administrative U.S. action. Pursuant to regulations above, the U.S. authorities would have to comply with applicable international treaties or agreements and laws and regulations in force (such as the 1970 Hague Convention on the Taking of Evidence Abroad).
Similarly, French data protection rules (Law No. 78-17 of January 6, 1978 on data processing, data files and individual liberties, as modified) and the General Data Protection Regulation (i.e., Regulation (EU) 2016/679 of the European Parliament and of the Council of April 27, 2016) can limit under certain circumstances the possibility of obtaining information in France or from French persons in connection with a judicial or administrative U.S. action in a discovery context.
Besides, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, punitive and exemplary damages.
Awards of punitive damages in actions brought in the United States or elsewhere may be held as unenforceable in France under certain circumstances. In a decision from the French Supreme Court (Cour de cassation) dated December 1, 2020 (1st civil chamber), it was held that punitive damages were not, per se, contrary to French international public order, provided that their amount is proportionate with (i) the harm suffered, and (ii) the breach committed by the defendant. As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our board of directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.
Furthermore, if an original action is brought in France, French courts may refuse to apply foreign law designated by the applicable French rules of conflict (including the law chosen by the parties to govern their contract) if the application of such law is deemed to contravene French international public policy or in case of overriding mandatory rules (as determined on a case by case basis by French courts) or, where all other elements relevant to the situation at the time of the choice are located in a country other than the country whose law has been chosen, the choice of the parties shall not prejudice the application of provisions of the law of that other country which cannot be derogated from by agreement. Furthermore, in an action brought in France on the basis of U.S. federal or state securities laws, French courts may not have the requisite power to grant all the remedies sought.
As a result, there may be doubt as to whether a French court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.inventivapharma.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:
•
Our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 8, 2026;

•
our reports on Form 6-K furnished to the SEC on April 22, 2026 and May 26, 2026; and

•
the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 7, 2020, including any amendments or reports filed for the purpose of updating such description, including in Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 8, 2026.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of the offering of securities under this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Inventiva S.A.
50 rue de Dijon
21121 Daix France
Tel: +33 3 80 44 75 00
You may also access these documents on our website, www.inventivapharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference, and you should not consider the contents of our website in making an investment decision with respect to our securities.

EXPENSES ASSOCIATED WITH REGISTRATION
The following is an estimate of the expenses, other than underwriting discounts and commissions, that we may incur in connection with the securities being registered hereby. All of such expenses are being borne by us.
SEC registration fee	(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing expenses	(2)
Miscellaneous expenses	(2)
Total	$(2)

(1)
This registration statement relates to the registration of securities having an indeterminate maximum aggregate amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2)
These fees will be determined and calculated at the time of each issuance of securities pursuant to this registration statement and accordingly cannot be estimated at this time.

Ordinary Shares
American Depositary Shares representing Ordinary Shares
Warrants to Purchase Ordinary Shares or American Depositary Shares
PROSPECTUS
June 2, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers.
Under French law, provisions of bylaws that limit the liability of directors are prohibited. However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.
We have liability insurance for our directors and officers, and we also have coverage for insurance against liability under the Securities Act. We have entered into agreements with our directors and executive officers to provide contractual indemnification. With certain exceptions and subject to limitations on indemnification under French law, these agreements provide for indemnification for damages and expenses including, among other things, attorneys’ fees, judgments and settlement amounts incurred by any of these individuals in any action or proceeding arising out of his or her actions in that capacity.
These agreements may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these insurance agreements.
Item 9.   Exhibits.
The following exhibits are filed with this registration statement or are incorporated herein by reference.
Incorporation by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibit	File Date
1.1*	Form of Underwriting Agreement.
4.1	Bylaws of the Registrant (English translation).	20-F	001-39374	1.1	04/15/25
4.2	Deposit Agreement.	F-6	333-239477	1	06/26/20
4.3	Form of American Depositary Receipt (included in exhibit 4.2).	F-6	333-239477	1	06/26/20
4.4*	Form of Warrant.
5.1	Opinion of Gide Loyrette Nouel A.A.R.P.I.
23.1	Consent of KPMG S.A.
23.2	Consent of Gide Loyrette Nouel A.A.R.P.I. (included in the opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this registration statement).
107	Calculation of Filing Fee Tables.

*
To be subsequently filed, if applicable, by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report on Form 6-K, and incorporated herein by reference.

Item 10.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(7)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Daix, France on June 2, 2026.
INVENTIVA S.A.
By:
/s/ Andrew Obenshain

Name:  Andrew Obenshain
Title:    Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Inventiva S.A. hereby severally constitute and appoint Andrew Obenshain and Axel-Sven Malkomes, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form F-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Inventiva S.A. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Andrew Obenshain Andrew Obenshain	Chief Executive Officer (Principal Executive Officer)	June 2, 2026
/s/ Axel-Sven Malkomes Axel-Sven Malkomes	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 2, 2026
/s/ Mark Pruzanski Mark Pruzanski	Chairman of the Board of Directors	June 2, 2026
/s/ Renée Aguiar-Lucander Renée Aguiar-Lucander	Director	June 2, 2026
/s/ Srinivas Akkaraju Srinivas Akkaraju	Director	June 2, 2026
/s/ Heinz Maeusli Heinz Maeusli	Director	June 2, 2026
/s/ Annick Schwebig Annick Schwebig	Director	June 2, 2026
/s/ André Turenne André Turenne	Director	June 2, 2026

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Inventiva S.A., has signed this registration statement on June 2, 2026.
INVENTIVA INC.
By:
/s/ Andrew Obenshain

Name:  Andrew Obenshain
Title:    Chief Executive Officer